Exhibit (h)(1)


                  FUND ADMINISTRATION AND ACCOUNTING AGREEMENT
                  --------------------------------------------


         AGREEMENT made as of July 24, 2007, by and between each entity listed on Exhibit A hereto (each a "Fund", collectively the "Funds"), and The Bank of New York, a New York banking organization ("BNY").

                              W I T N E S S E T H :
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         WHEREAS,  each  Fund is an  investment  company  registered  under  the
Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, each Fund desires to retain BNY to provide for the portfolios identified on Exhibit A hereto (each, a "Series") the services described herein, and BNY is willing to provide such services, all as more fully set forth below;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

         1. Appointment.

         Each Fund hereby appoints BNY as its agent for the term of this Agreement to perform the services described herein. BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

         2. Representations and Warranties.

         (a)  Each  Fund  hereby   represents   and   warrants  to  BNY,   which
representations and warranties shall be deemed to be continuing, that:

                  (i) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

                  (ii) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms;

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                  (iii) It is  conducting  its business in  compliance  with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any
                  mortgage,   indenture,  credit  agreement  or  other  contract
                  binding on it or affecting its property which would prohibit its execution or performance of this Agreement;

                  (iv) To the extent the performance of any of the valuation services or other computations described in Schedule II attached hereto by BNY in accordance with the then effective Prospectus (as hereinafter defined) for the Fund or pricing policies adopted by the Board would violate any applicable laws or regulations, the Fund shall immediately so notify BNY in writing and thereafter shall either furnish BNY with the appropriate values of securities, net asset value or other computation, as the case may be, or, subject to the prior approval of BNY, instruct BNY in writing to value securities and/or compute net asset value or other computations in a manner the Fund specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute a representation by the Fund that the same is consistent with all applicable laws and regulations and with its Prospectus; and

                  (v) It has implemented, and is acting in accordance with, procedures reasonably designed to ensure that it will disseminate to all market participants, other than Authorized Participants (as defined in its Prospectus and Statement of Additional Information), each calculation of net asset value provided by BNY hereunder to Authorized Participants.


              (b) BNY hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing, that:


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                  (i) It is duly  organized  and existing  under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder.

                  (ii) This Agreement has been duly authorized, executed and delivered by BNY in accordance with all requisite action of its governing body and constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms.

                  (iii) To the best of BNY's knowledge, information and belief, it is conducting its business in material compliance with all applicable laws and regulations insofar as such laws and regulations apply to the services being provided by BNY under this Agreement and has obtained all regulatory licenses, approvals and consents necessary for its execution and performance of this Agreement; there is no statute, regulation, rule, order or judgment binding on it and no provision of its organizational and governing documents, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prevent its execution or performance of this Agreement.

                  (iv) It will maintain personnel and infrastructure appropriate to enable it to perform its obligations hereunder.


         3. Delivery of Documents.

                  (a) Each Fund will promptly deliver to BNY true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

                           (i) The Fund's  articles  of  incorporation  or other
organizational document and all amendments thereto (the "Charter");

                           (ii) The Fund's bylaws (the "Bylaws");

                           (iii) Resolutions of the Fund's board of directors or
other  governing


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body (the "Board")  authorizing the execution,  delivery and performance of this
Agreement by the Fund;

                           (iv) The Fund's registration  statement most recently
filed with the Securities and Exchange Commission (the "SEC") relating to the shares of the Fund (the "Registration Statement");

                           (v) The Fund's Notification of Registration under the
1940 Act on Form N-8A filed with the SEC; and

                           (vi)  The  Fund's   Prospectus   and   Statement   of
Additional   Information   pertaining   to  each   Series   (collectively,   the
"Prospectus").

                  (b) Each copy of the Charter shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if the Charter is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to BNY. Each copy of the Bylaws, Registration Statement and Prospectus, and all amendments thereto, and copies of Board resolutions, shall be certified by the Secretary or an Assistant Secretary of the appropriate Fund.

                  (c) It shall be the sole responsibility of each Fund to deliver to BNY its currently effective Prospectus and BNY shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by BNY.

         4. Duties and Obligations of BNY.

                  (a) Subject to the direction and control of each Fund's Board and the provisions of this Agreement, BNY shall provide to each Fund (i) the administrative services set forth on Schedule I attached hereto and (ii) the valuation, accounting and computation services listed on Schedule II attached hereto.

                  (b) In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel necessary for the performance of its duties hereunder.

                  (c) BNY shall not provide any services under this Agreement relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, maintenance of any Fund's financial records (except to the extent such financial


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records  are  generated  by BNY in the course of the  performance  of its duties hereunder, in which case BNY will preserve and retain such records on behalf of the Fund in accordance with BNY's record retention policies and procedures) or
other  services  normally   performed  by  the  Funds'  respective   counsel  or
independent auditors.

                  (d) Upon receipt of a Fund's prior written consent (which shall not be unreasonably withheld), BNY may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Notwithstanding the foregoing, no Fund consent shall be required for any such delegation to any other subsidiary of The Bank of New York Company, Inc.. Notwithstanding any such delegation, and irrespective of whether or not the consent of the Funds is required (or has been obtained) for such delegation, BNY shall be responsible for the reasonable selection of any such delegee or agent, and shall not be discharged of its duties to provide the delegated services. BNY shall not be liable to any Fund for any loss or damage arising out of, or in connection with, the actions or omissions to act of any delegee or agent utilized hereunder so long as BNY acts in good faith and without negligence or wilful misconduct in the selection of such delegee or agent.

                  (e) Each Fund shall cause its officers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any), transfer agent, and any other service provider to cooperate with BNY and to provide BNY, upon request, with such information, documents and advice relating to such Fund as is within the possession or knowledge of such persons, and which in the opinion of BNY, is necessary in order to enable it to perform its duties hereunder. BNY shall not be responsible for, under any duty to inquire into, or be deemed to make any assurances with respect to the accuracy, validity or propriety of any information, documents or advice provided to BNY by any of the aforementioned persons. BNY shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Fund to cause any information, documents or advice to be provided to BNY as provided herein and shall be held harmless by each Fund when acting in good faith and in reliance upon such information, documents or advice relating to such Fund. All fees or costs charged by such persons shall be borne by the appropriate Fund. In the event that any services performed by BNY hereunder rely, in whole or in part, upon information obtained from a third party service utilized


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or subscribed to by BNY which BNY in good faith and in its  reasonable  judgment deems reliable, BNY shall not have any responsibility or liability for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.

                  (f) Nothing in this Agreement shall limit or restrict BNY, any affiliate of BNY or any officer or employee thereof from acting for or with any third parties, and providing services similar or identical to same or all of the services provided hereunder.

                  (g) Subject to the provisions of this Agreement, BNY shall compute the net asset value per share of the Fund and shall value the securities held by the Fund at such times and dates and in the manner specified in the then currently effective Prospectus of the Fund, except that notwithstanding any language in the Prospectus, in no event shall BNY be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely the responsibility of the Fund. BNY shall provide a report of such net asset value to the Fund and Authorized Participants at the respective times set forth in
Schedule II, as amended from time to time. To the extent valuation of securities or computation of a net asset value as specified in the Fund's then currently effective Prospectus is at any time inconsistent with any applicable laws or regulations, the Fund shall immediately so notify BNY in writing and thereafter shall either furnish BNY at all appropriate times with the values of such securities and the Fund's net asset value, or subject to the prior approval of BNY, instruct BNY in writing to value securities and compute net asset value in a manner which the Fund then represents in writing to be consistent with all applicable laws and regulations. The Fund may also from time to time, subject to the prior approval of BNY, instruct BNY in writing to compute the value of the securities or net asset value in a manner other than as specified in this paragraph. By giving such instruction, the Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then currently effective Prospectus of the Fund. The Fund shall have sole responsibility for determining the method of valuation of securities and the method of computing net asset value.



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                  (h) Each Fund shall furnish BNY with any and all instructions, explanations, information, specifications and documentation deemed necessary by BNY in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses. BNY shall not be required to include as Fund liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to BNY the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. Each Fund shall also furnish BNY with bid, offer, or market values of Securities if BNY notifies such Fund that same are not available to BNY from a security pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Fund also may furnish BNY with bid, offer, or market values of Securities and instruct BNY to use such information in its calculations hereunder. BNY shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any particular securities pricing or similar service.

                  (i) BNY may apply to an officer or duly authorized agent of any Fund for written instructions with respect to any matter arising in connection with BNY's performance hereunder for such Fund, and BNY shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such instructions. Such application for instructions may, at the option of BNY, set forth in writing any action proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and BNY shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY has received written instructions in response to such application specifying the action to be taken or omitted.

                  (j) BNY may consult with counsel to the appropriate Fund at such Fund's expense, or its own counsel at its own expense, provided that such counsel has been approved by the Fund, where notice from BNY as to its selected counsel which is not objected to in writing by the Fund within one business day shall constitute the Fund's approval, and BNY shall be fully


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protected  with  respect  to  anything  done or  omitted  by it in good faith in accordance with the advice or opinion of such counsel.

                  (k) Notwithstanding any other provision contained in this Agreement or Schedule I or II attached hereto, BNY shall have no duty or obligation to with respect to, including, without limitation, any duty or obligation to determine, or advise or notify any Fund of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund, (ii) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events,
(iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; or (iv) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto.

                  (l) With respect to the services contemplated hereunder, BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedules I and II attached hereto.

                  (m) BNY, in performing  the services  required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by a Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of Securities; the amounts or formula for calculating the amounts and times of accrual of Series' liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of a Fund. In the event BNY's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of Securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, and which is consistent with the pricing policies as adopted by the Board and provided to BNY, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. Without limiting



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the generality of the  foregoing,  BNY shall not be required to inquire into any valuation of securities or other assets by a Fund or any third party described in this (m) even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

                  (n) BNY, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by such Fund.

                  (o) BNY shall not be responsible for delays or errors which occur by reason of circumstances beyond its control in the performance of its duties under this Agreement, including, without limitation, labor difficulties within or without BNY, mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, interruptions, loss, or malfunctions of utilities, communications or computer (hardware or software) services. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than BNY, its employees or or its affiliates, to supply any instructions, explanations, information, specifications or documentation deemed in good faith to be necessary by BNY in the performance of its duties under this Agreement. BNY will in such instances as promptly as is reasonable under the circumstances notify the Fund of such failures.

(o) BNY shall keep confidential all books and records relating to the Funds and its shareholders, except when (i) disclosure is required by law, (ii) BNY is advised by counsel that it may incur liability for failure to make a disclosure,
(iii) BNY is requested to divulge such information by a court, governmental agency or entity or by a self-regulatory organization registered under the Securities Exchange Act of 1934, or (iv) as requested or authorized by Funds or the Advisor (including pursuant to this Agreement or its policies and procedures). BNY shall provide the Funds with reasonable advance notice of disclosure pursuant to items (i) - (iii) of the previous sentence, to the extent reasonably practicable and permissible by law. BNY shall promptly upon the Funds' demand, turn over to the Funds and cease to retain the files, records and documents created and maintained by it pursuant to this Agreement which are no longer


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needed by it in the  performance of its services or in accordance  with relevant law, regulation, or bank policy.

         5. Allocation of Expenses.

         Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the appropriate Fund, including but not limited to, organizational costs and costs of maintaining corporate existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of such Fund's trustees, directors, officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund shares, fees and expenses incident to the registration or qualification under federal or state securities laws of the Fund or its shares, costs (including printing and mailing costs) of preparing and distributing Prospectuses, reports, notices and proxy material to such Fund's shareholders, all expenses incidental to holding meetings of such Fund's trustees, directors and shareholders, and extraordinary expenses as may arise, including litigation affecting such Fund and legal obligations relating thereto for which the Fund may have to indemnify its trustees, directors and officers.


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         6. Compliance Services.

                  (a) If Schedule I contains a requirement for the BNY to provide the Fund with compliance services, such services shall be provided pursuant to the terms of this Section 6 (the "Compliance Services"). The precise compliance review and testing services to be provided shall be as mutually agreed between BNY and each Fund, and the results of BNY's Compliance Services shall be detailed in a compliance summary report (the "Compliance Summary Report") prepared on a periodic basis as mutually agreed. Each Compliance Summary Report shall be subject to review and approval by the Fund. BNY shall have no responsibility or obligation to provide Compliance Services other than those services specifically listed in Schedule I.

                  (b) The Fund will examine each Compliance Summary Report delivered to it by BNY and notify BNY of any error, omission or discrepancy within ten (10) days of its receipt. The Fund agrees to notify BNY promptly if it fails to receive any such Compliance Summary Report. The Fund further acknowledges that unless it notifies the BNY of any error, omission or discrepancy within 10 days, such Compliance Summary Report shall be deemed to be correct and conclusive in all respects. In addition, if the Fund learns of any out-of-compliance condition before receiving a Compliance Summary Report reflecting such condition, the Fund will notify BNY of such condition within one business day after discovery thereof.

                  (c) While BNY will endeavor in good faith to identify out-of-compliance conditions, BNY does not and could not for the fees charged, make any guarantees, representations or warranties with respect to its ability to identify all such conditions. In the event of any errors or omissions in the performance of Compliance Services, the Fund's sole and exclusive remedy and BNY's sole liability shall be limited to re-performance by BNY of the Compliance Services affected and in connection therewith the correction of any error or omission, if practicable and the preparation of a corrected report, at no cost to the Fund.

         7. Standard of Care; Indemnification.

                  (a) BNY shall act in good faith in carrying out its duties hereunder. Except as otherwise provided herein, BNY shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by a Fund, except those costs,


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expenses,  damages,  liabilities  or  claims  arising  out of  BNY's  own  gross negligence, bad faith or wilful misconduct or reckless disregard for its duties and obligations hereunder. In no event shall BNY be liable to any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. BNY shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Fund, or for delays caused by circumstances beyond BNY's control, unless such loss, damage or expense arises out of the gross negligence, bad faith or willful misconduct of BNY or reckless disregard for its duties and obligations hereunder.

                  (b) Each Fund shall indemnify and hold harmless BNY from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by a Fund), and reasonable attorneys' and accountants' fees relating thereto, which are sustained or incurred or which may be asserted against BNY, by reason of or as a result of any action taken or omitted to be taken by BNY in good faith hereunder or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) such Fund's Registration Statement or Prospectus, (iii) any instructions of an officer of such Fund, or
(iv) any opinion of legal counsel for such Fund; provided however that if BNY after making a good faith effort to seek guidance from Fund counsel does not receive the required guidance in a reasonable period of time, then BNY may seek and rely on the advice of counsel to BNY, provided that such counsel has been approved by the Fund, where notice from BNY as to its selected counsel which is not objected to in writing by the Fund within one business day shall constitute the Fund's approval,, or arising out of transactions or other activities of such Fund which occurred prior to the commencement of this Agreement; provided, that no Fund shall indemnify BNY for costs, expenses, damages, liabilities or claims for which BNY is liable under preceding 6(a). This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of this Agreement. Without limiting the generality of the foregoing, each Fund shall indemnify BNY against and save BNY harmless

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from any loss,  damage or expense,  including  counsel  fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

                           (i) Errors in records or instructions,  explanations,
information, specifications or documentation of any kind, as the case may be, supplied to BNY as described above or by or on behalf of a Fund;


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                           (ii) Action or inaction  taken or omitted to be taken
by BNY pursuant to written or oral instructions of the Fund or otherwise without gross or willful misconduct;

                           (iii) Any action  taken or omitted to be taken by BNY
in good faith in accordance with the advice or opinion of counsel for a Fund or its own counsel, provided that such counsel has been approved by the Fund, where notice from BNY as to its selected counsel which is not objected to in writing by the Fund within one business day shall constitute the Fund's approval, subject to the limitations set forth above;

                           (iv)  Any  improper  use  by a Fund  or  its  agents,
distributor or investment advisor of any valuations or computations supplied by BNY pursuant to this Agreement;

                           (v) The method of valuation of the Securities and the
method of computing each Series' net asset value; or

                           (vi) Any  valuations of Securities or net asset value
provided by a Fund.

                  (c) Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by BNY to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for a Fund or its own counsel, subject to the limitations set forth herein, shall be conclusively presumed to have been taken or omitted in good faith.

                  (d) Notwithstanding any other provision contained in this Agreement, BNY shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund; (b) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

         8. Compensation.

         For the services provided hereunder, each Fund agrees to pay BNY such compensation as is mutually agreed from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by BNY in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. Each Fund authorizes BNY to debit such Fund's custody account for all amounts due and payable hereunder, subject to the acknowledgement as to anticipated payment by the Advisor (as defined below) in this Section 8. BNY shall deliver to each Fund invoices for services rendered after debiting such Fund's custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to BNY, each Fund's net asset value shall be computed at the times and in the manner specified in the Fund's Prospectus. BNY understands and agrees that XShares Advisors LLC, the investment adviser to the Fund (the "Advisor") may pay the fees and expenses under this Agreement directly to BNY as a result of its contractual arrangements with the Fund and any such payment by the Advisor will discharge the Fund of its obligations hereunder. Notwithstanding any such arrangements, nothing herein shall be deemed to relieve the Fund of its obligations to pay such fees and expenses if such payment is not made by the Advisor. In such circumstances, after notice to the Fund that the Advisor has not paid such amounts, each Fund authorizes BNY to debit such Fund's custody account for all amounts due and payable hereunder

         9. Term of Agreement.

                  (a) This Agreement shall continue until terminated by either BNY giving to a Fund, or a Fund giving to BNY, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice. Upon termination hereof, the affected Fund(s) shall pay to BNY such compensation as may be due as of the date of such termination, and shall reimburse BNY for any disbursements and expenses made or incurred by BNY and payable or reimbursable hereunder.

                  (b) Notwithstanding the foregoing, BNY may terminate this Agreement upon 30 days prior written notice to a Fund if such Fund shall terminate its custody agreement with The Bank of New York, or fail to perform its obligations hereunder in a material respect. The Fund may terminate this Agreement for "Cause" upon 30 days prior written notice to BNY. For purposes of this Section 9, "Cause" shall mean (a) a material breach of this Agreement by BNY, including a material breach of any representation or warranty, that has not been cured within 30 days following written notice of such breach; (b) a final unappealable judicial, regulatory or administrative ruling or order in which BNY, its directors, officers employees or agents, has been found to be guilty of criminal or unethical behavior or conduct in connection with the provision of services similar to the services covered by this Agreement; or (c) the commencement of any voluntary or involuntary action under chapter 11 of the United States Code or any other law relating to the liquidation or dissolution of BNY, the reorganization of its debtors or the alteration of rights of its creditors.

         10. Authorized Persons.

         Attached hereto as Exhibit B is a list of persons duly authorized by the Board of each Fund to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of such Fund. From time to time each Fund may deliver a new Exhibit B to add or delete any person and BNY shall be entitled to rely on the last Exhibit B actually received by BNY.

         11. Amendment.

         This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY and the Fund to be bound thereby, and authorized or approved by such Fund's Board.

         12. Assignment.

         This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any Fund without the written consent of BNY, or by BNY without the written consent of the affected Fund accompanied by the authorization or approval of such Fund's Board.

         13. Governing Law; Consent to Jurisdiction.

         This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each Fund hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. To the extent that in any jurisdiction any Fund may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Fund irrevocably agrees not to claim, and it hereby waives, such immunity.

         14. Severability.

         In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

         15. No Waiver.

         Each and every right granted to BNY hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY of any right preclude any other or future exercise thereof or the exercise of any other right.

         16. Notices.

         All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

         if to a Fund, at

         TDAX Funds, Inc.
         c/o XShares Advisors LLC
         420 Lexington Ave., Suite 2550
         New York, NY 10170

         if to BNY, at

         The Bank of New York
         One Wall Street
         New York, New York 10286
         Attention:
         Title:


or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

         17. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

         18. Several Obligations.

         The parties acknowledge that the obligations of the Funds hereunder are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.



                                  TDAX FUNDS, INC.




                                  By:   /s/ David W. Jaffin
                                        ----------------------------------------
                                  Title:    CFO and Secretary



                                  THE BANK OF NEW YORK




                                  By:   /s/ Edward G. McGann
                                        ----------------------------------------
                                  Title:    Managing Director

                                    EXHIBIT A
                                    ---------



TDAX Independence 2010 Exchange-Traded Fund

TDAX Independence 2020 Exchange-Traded Fund

TDAX Independence 2030 Exchange-Traded Fund

TDAX Independence 2040 Exchange-Traded Fund

TDAX Independence In-Target Exchange-Traded Fund

                                    EXHIBIT B
                                    ---------



         I, David W. Jaffin, Secretary and Treasurer, of TDAX Funds, Inc., a Maryland Corporation (the "Fund"), do hereby certify that:

         The following individuals serve in the following positions with the Fund, and each has been duly elected or appointed by the Board of Directors of the Fund to each such position and qualified therefor in conformity with the Fund's Articles of Incorporation and By-Laws. Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Fund to the Bank.


David M. Kelley                       President
----------------------------          -------------------------------
Name                                  Title

Anthony F. Dudzinski                  Chief Operating Officer
----------------------------          -------------------------------
Name                                  Title

David W. Jaffin                       Secretary and Treasurer
----------------------------          -------------------------------
Name                                  Title

                                   SCHEDULE I
                                   ----------

                             ADMINISTRATIVE SERVICES
                             -----------------------


1. Prepare minutes of Board of Director meetings and assist the Secretary of each Fund in preparation for Board meetings. Such minutes, meeting agendas and other material prepared in preparation for each Board meeting are subject to the review and approval of Fund counsel.

2. Perform for each Fund, the compliance tests as mutually agreed and which shall be specific to each Series. The Compliance Summary Reports listing the results of such tests are subject to review and approval by each Fund.

3. Participate in the periodic updating of each Fund's Registration Statement and Prospectus and, subject to approval by such Fund's
         Treasurer and legal counsel, coordinate the preparation, filing, printing and dissemination of periodic reports and other information to the SEC and the Fund's shareholders, including annual and semi-annual reports to shareholders, Form N-SAR, Form N-CSR, Form N-Q and notices pursuant to Rule 24f-2, Form N-PX.

4. Prepare workpapers supporting the preparation of federal, state and local income tax returns for each Fund for review and approval by each Fund's independent auditors; perform ongoing wash sales review (i.e., purchases and sales of Fund investments within 30 days of each other); and prepare Form 1099s with respect to each Fund's directors or trustees and file such forms upon the approval of the Fund's Treasurer.

5. Prepare and, subject to approval of each Fund's Treasurer, disseminate to such Fund's Board quarterly unaudited financial statements and schedules of such Fund's investments and make presentations to the Board, as appropriate.

6. Subject to approval of each Fund's Board, assist such Fund in obtaining and filing fidelity bond and E&O/D&O insurance coverage.

7. Prepare statistical reports for outside information services (e.g., IBC/Donoghue, ICI, Lipper Analytical and Morningstar).

8.       Attend shareholder and Board meetings as requested from time to time.

9. Subject to review and approval by the Fund Treasurer, establish appropriate expense accruals, maintain expense files and coordinate the payment of invoices for each Fund.

10. Calculate ordinary income and capital gain distributions for review and approval by the Funds' officers and independent auditor.

11.      Monthly calculation of performance on NAV

                                   SCHEDULE II
                                   -----------
                 ACCOUNTING, VALUATION AND COMPUTATION SERVICES
                 ----------------------------------------------


I. BNY shall maintain the following records on a daily basis for each Series.

         1. Report of current values of all portfolio securities

         2. Statement of net asset value per share

II.      BNY shall  maintain the  following  records on a monthly basis for each
         Series:

         1. General Ledger

         2. General Journal

         3. Cash Receipts Journal

         4. Cash Disbursements Journal

         5. Subscriptions Journal

         6. Redemptions Journal

         7. Accounts Receivable Reports

         8. Accounts Payable Reports

         9. Open Subscriptions/Redemption Reports

         10. Transaction (Securities) Journal

         11. Broker Net Trades Reports

III. BNY shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker's Ledger) on a semiannual basis for each Series. Schedule D shall be produced on an annual basis for each Series.

         The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, The Securities and Exchange Commission and the Fund's Auditors.

         IV. For internal control purposes, BNY uses the Account Journals produced by The Bank of New York Custody System to record daily settlements of the following for each Series:

         1. Securities bought

         2. Securities sold

         3. Interest received

         4. Dividends received

         5. Capital stock sold

         6. Capital stock redeemed

         7. Other income and expenses

         All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.




                                     - 2 -